Amendment No. 5

                                       To

                             The Consolidated Edison

                             Retiree Health Program

                            For Management Employees


                            -------------------------
                             Dated: November 14, 1997










166214

      Pursuant to resolutions adopted by the Board of Trustees of Consolidated Edison Company of New York, Inc. at meetings duly called and held on November 24, 1992 and January 27, 1997 and to provisions in The Consolidated Edison Retiree Health Program for Management Employees authorizing changes to the retiree health benefits, the undersigned hereby approves the amendments set forth below to The Consolidated Edison Retiree Health Program for Management Employees, as heretofore amended by Amendments Nos. 1, 2, 3 and 4 thereto:

1. Effective February 1, 1997, a new Section 1.03 shall be added to read as follows:

     "Section 1.03 Transfers to Affiliates. Effective February 1, 1997, The Program is amended to provide that Employees of the Company who are transferred to and become employees of an Affiliate of the Company shall continue to be eligible for retiree health benefits provided under the Program. The cost of such Employees' retiree health benefits shall be allocated between the Company and the Affiliate."

2. Effective February 1, 1997, Section 2.01 is amended by adding the following definition at the end thereof:

      "Affiliate means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (b) any other trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code, and (c) any organization which (along with the Company) is a member of an affiliated service group (within the meaning of
Section 414(m) of the Code)."

3. Effective  February 1, 1997, the definition of the following terms in Section
2.01 is amended to read as follows:

      "Company means Consolidated Edison Company of New York, Inc., provided that for any individual who is an Employee by reason of having transferred from employment by Consolidated Edison Company of New York, Inc. to employment by an Affiliate, any reference to `Company' shall include the Affiliate for purposes of determining eligibility for benefits under the Management Plan.

      "Employee means (a) any individual employed on the management payroll of the Company and (b) any individual employed on the management payroll of the Company who is transferred to the employment of an Affiliate."

4.  Effective  April 1, 1997,  in  Appendix  I,  Benefits,  I.  Hospital/Medical
Benefits (a) in the paragraph entitled Annual Deductibles-MEDICAL, the individual annual deductible increases from $200 to $250, and the annual deductible for families with four or more members increases from $600 to $750, and (b) the paragraph entitled Medical Expense Copayments is changed to read as follows:

     "After the individual annual deductible is met, 20% for expenses to $7,500 per person per year. None for expenses over $7,500 per person per year."

5. Effective April 1, 1997, as set forth in Section 5.01(b), the family annual deductible increases from $25 to $50.

6. Effective January 1, 1998, the following sentences shall be added at the end of Section 3.02(b):

"Each retired Employee or Surviving Spouse who first becomes eligible for prescription drug benefits on or after January 1, 1998 shall be required to enroll in the Retiree Health Program to obtain such benefits. The enrollment procedure shall be similar to the enrollment procedure for medical/hospital benefits set forth in Section 3.02(a) above. For those retired Employees and Spouses who have other continuous group coverage for prescription drug benefits, enrollment may be deferred on terms similar to those set forth in Section 3.01(b) above relating to medical/hospital benefits."

7. Effective January 1, 1998, Section 5.01(b) is amended to read as follows:

      "Effective January 1, 1998, a contribution in the amount of $10 shall be deducted each month from the pension or annuity payment to a retired Employee or Surviving Spouse who enrolls or has prescription drug coverage. The monthly contribution will cover the retired Employee or Surviving Spouse and any family members covered for prescription drug benefits. An annual deductible of $50 per family is required to be met before any prescription drugs may be obtained under the prescription card program, and participants are required tomake a copayment for each prescription or refill obtained under the prescription card program. Effective July 1, 1996, the required copayment for basic coverage shall be $8.00 for brand name drugs and $5.00 for generic drugs."

8. Effective January 1, 1998, in paragraph I. under the heading Benefits Hospital in Appendix I, I. Hospital/Medical Benefits, relating to the inpatient treatment of alcoholism and substance abuse, delete the words ", but not more than 60 days in a lifetime" in the two places the words appear. The lifetime maximum of 60 days for the treatment of alcoholism or drug abuse shall no longer apply.

9. Effective January 1, 1998, in paragraph B under the heading Benefits Medical, in Appendix I, I. Hospital/Medical Benefits, delete the following words:
"Outpatient
treatment  of  mental,  psychoneurotic  and  personality  disorders
(subject to a $1,500 annual maximum per person provided, however that a minimum reimbursement of $30 a visit will apply)", and add a new paragraph E to read as follows:

      "Effective January 1, 1998, payment of 80% of reasonable and customary charges, subject to deductible, of up to $70 for each outpatient visit in a calendar year for treatment of mental, psychoneurotic or personality disorders, and payment, subject to deductible, of $60 per visit for three crisis intervention visits in a calendar year."

      IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of November, 1997.


                                          ----------------------------
                                              Richard P. Cowie
                                         Vice President-Employee Relations
                                            Consolidated Edison Company
                                                of New York, Inc.



                                       3